As filed with the Securities and Exchange Commission on June __, 2003

                           REGISTRATION NO. 333_ _____

     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                              --------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              SYNERGX SYSTEMS INC.
                             (f/k/a FIRETECTOR INC.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                               Delaware               11-2941299
            --------------------------------- ----------------------
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)


                               209 Lafayette Drive
                                Syosset, NY 11791
                                 (516) 433-4700
       ------------------------------------------------------------------
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                JOHN A. POSERINA
                             CHIEF FINANCIAL OFFICER
                              SYNERGX SYSTEMS INC.
                              209 LAFAYETTE AVENUE
                                SYOSSET, NY 11791
                                 (516) 433-4700
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                             DENNIS P. McCONNELL, ESQ.
                          DOLGENOS NEWMAN & CRONIN LLP
                                96 SPRING STREET
                            NEW YORK, NEW YORK 10012
                                 (212) 925-2800

     Approximate date of commencement of proposed sale to the public:

     From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

====================================================================
                            CALCULATION OF REGISTRATION FEE
Title of                                   Proposed           Proposed
Each Class                                  Maximum            Maximum
of Security                Amount           Offering           Aggregate     Amount of
to be                      to be             Price             Offering     Registration
Registered               Registered        Per Unit             Price         Fee (1)
-----------              ----------       ----------         -----------    ------------
Common stock,
par value $.001
per share               440,000             $2.65             $1,166,000      $107.00

Common stock,
par value $.001
per share               170,000 (2)         $2.65               $450,500       $42.00
                                                            -----------        -------
Total                                                         $1,616,500      $149.00


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c)under the Securities Act of 1933, as amended.

(2) Issuable upon exercise of certain warrants.

The above calculation is based on the average of the closing bid and ask prices of the common stock reported on May 23, 2003 on the Nasdaq Small Cap Market System.


=====================================================================



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED June __, 2003
                             PRELIMINARY PROSPECTUS
                    ----------------------------------------

                                 610,000 Shares
                              SYNERGX SYSTEMS INC.

                                  Common Stock
                          ----------------------------


     All of the shares of common stock offered in this Prospectus are being offered by the selling security holders in transactions on the Nasdaq or in privately negotiated transactions. The Company will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

     Our common stock is traded on the Nasdaq - Small Cap under the symbol "SYNX." On May 23, 2003, the average of the closing bid and ask prices was $2.39 per share.

     THIS INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE __.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities. They have not determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       ----------------------------------


                  The date of this Prospectus is June ___, 2003

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            Page


ABOUT SYNERGX .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

STATEMENT OF INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF INFORMATION WE FILE WITH THE SEC . . . . . . . . . .

                                  ABOUT SYNERGX

     Synergx Systems Inc. formerly known as Firetector Inc. ("Synergx" or the "Company") is a Delaware corporation organized in October 1988 to acquire controlling interests in companies engaged in the design, manufacture, sale and servicing of fire, life safety security, energy management, intercom, audio-video communication and other systems. Reference to Synergx or the Company include operations of each of its subsidiaries except where the context otherwise requires. Synergx's business is conducted through subsidiaries in New York City metropolitan area and Dallas, Texas.

     Synergx conducts its business in New York principally through Casey Systems Inc., its wholly owned subsidiary located in Long Island, New York ("Casey") and in Texas through General Sound (Texas) Company its wholly owned subsidiary in Dallas, Texas ("General Sound").

     The location of our principal executive offices is 209 Lafayette Drive, Syosset, NY 11791; telephone: (516) 433-4700.

Synergx  Products

     Synergx designs, manufactures, markets and sells its own proprietary life safety and communication systems and also engineers, markets and sells systems and products manufactured by other parties. Synergx's proprietary product line features the COMTRAK 1720 and 2000 Life Safety Systems and the TELTRAK Communications System.

     In 1973, New York City passed Local Law 5 requiring that all office buildings of 100 feet or more be outfitted with smoke detectors, manual and audio communicating systems for life safety and fire reporting purposes. In anticipation of the demand that this legislation would create for equipment and systems employing improved technology and design features, Synergx engaged in extensive research and development which led to its proprietary COMTRAK 1720 Life Safety System which has been installed in scores of buildings since the early 1980's.

     To meet the challenges of more stringent code requirements and a sluggish market for new construction, Synergx developed its new generation proprietary COMTRAK 2000 Life Safety System which utilizes the latest technology to not only meet the current code requirements, and satisfy the "wish list" of current COMTRAK customers, but many likely future code requirements as well. One of the improvements incorporated into the COMTRAK 2000 is a Fire Command Station which offers a color CRT display system along with three sectional displays. These features provide the operator with a wide variety of pertinent information, allowing for quicker response, which is critical in an emergency. In addition, the expanded memory capability of the new Fire Command Station enables a single station to control multi-building projects and permits simplified operation.

     COMTRAK 1720 and 2000 Systems are operating in approximately 100 buildings in New York City. Synergx has approvals from FM Approvals and various New York City agencies for the COMTRAK 1720 and COMTRAK 2000 System.

     FM Approvals is an independent testing and certification laboratory similar to Underwriters Laboratory. In order for Synergx to sell and maintain their proprietary fire alarm systems, certification from an approved independent testing agency is required. Without this certification, Synergx would not be allowed to produce and maintain its fire systems for its existing customer base, as well as new customers.

     Neither Synergx, nor its officers or directors has any affiliation with FM Approvals.

     TELTRAK   Communications   Systems.  In  the  early  1980s,  Synergx  began
investigating the intercom market and the possibilities of utilizing its computerized multiplex technology for this market. Significant construction of new high-rise housing occurred in the 1970s and 1980s and increased the potential demand for technologically advanced intercom systems. To meet this demand, Synergx developed a micro-processor-based combination intercom and security system using Casey's multiplex technology. The TELTRAK I intercom and security system is capable of a variety of accessory functions in addition to its basic intercom and security function. Synergx added video capabilities to its TELTRAK I technology and created the TELTRAK II, for installation in luxury condominium, cooperative and apartment buildings. Over 16,000 TELTRAK I and II units have been sold. In 1991, the redesigned TELTRAK III intercom/security station was introduced, with enhanced features to expand its use and competitiveness in the face of the reduced market for these products. New features, such as public address, enable important messages to be given to building occupants either locally or by groups in case of emergency.

     Multiplex technology is a term that is used in the industry to define the systems architecture of the Company's equipment. All multiplex technology has basically the same concept with variation for specific equipment.

Other Products

     In the past six years Synergx has sought to diversify its product lines to establish a greater base to absorb product support, R & D and other overhead and to provide product and customer diversification. To that end, Synergx has augmented its established position in marketing engineered life safety systems (proprietary and third party) by developing a significant business in engineered sound systems for application to a variety of users including hospitals, educational facilities and transit facilities (e.g. subway stations). Synergx has developed a focused unit with a high level of experience to penetrate this niche market with significant success as a substantial portion of Synergx's order position derives from this effect. In addition, Synergx organized new marketing units to focus on marketing, engineering and servicing systems and products manufactured by third parties, particularly national manufacturers. These marketing units are service oriented organizations which focus on close relationships with customers and key suppliers. During the last two years, Synergx has added marketing personnel and new security products from other manufacturers to accelerate its focus into the security market for the sale of products and services in the New York Metropolitan area.

     In 1993, Synergx acquired assets of a company which manufactured and marketed sophisticated products and on-board information and communication systems with applications for municipal transit carriers, long-distance passenger carriers and bus and train builders. Synergx has integrated this operation into its New York division and has to date supplied products to customers such as Bombardier, Nippon Sharyo, Sumitomo, Kawasaki, Motive Power, Siemens, the New York City Transit Authority and AMTRAK. These customers have supplied Synergx's equipment to the Baltimore MTA, the Bi-State Development Agency (St Louis), the Boston MBTA, CONRAIL, the San Diego Trolley, the
Washington Metropolitan Transit Authority (Washington, D.C.), and METRA (Chicago). Recently Synergx began to integrate its on board communication products with products supplied by other manufacturers. These integrated products include electronic signage and automatic announcement systems.

Service

     Synergx continues to put an increasing priority on the development of an integrated and efficient service organization. Sales personnel have been dedicated to securing service contracts and are intensifying efforts to market service to COMTRAK and other Synergx projects coming out of warranty and the renewal of such contracts. To improve efficiencies and productivity, Synergx organized a division to perform cleaning on life safety systems, which was previously subcontracted to an external entity. To improve customer service, Synergx maintains an office in New York City which houses its New York service management.

General Sound (Texas) Company

     Synergx conducts business in Texas through its subsidiary, General Sound (Texas) Company, which distributes, services, installs and designs a variety of sound, fire alarm, intercom and security systems in the Dallas/Ft. Worth, Texas area. General Sound concentrates its sales effort on the commercial market and schools. General Sound provides its customers, primarily electrical contractors, with engineered systems, assistance in design, installation support and post-installation service.

     General Sound has non-exclusive distribution agreements for the Dallas/Ft. Worth area with Notifier, Dukane, and other manufacturers. The product mix and dependence on individual suppliers varies from year to year depending on customer requirements and market trends.

Research and Development

     During the fiscal years ended September 30, 2002 and 2001, Synergx spent approximately $149,000 and $142,000, respectively, for research and development of Synergx's life safety and communication systems.


                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Prospectus before deciding to invest in shares of our common stock.

1. NATURE OF FIRE COMMUNICATION BUSINESS. Our business is dependent in part on our ability to design, produce and/or market equipment and systems which are responsive to market demand and government regulation. We can not be sure that we will identify such market requirements for our systems or will be able to respond quickly enough to retain or improve our market position. Because we obtain components and accessory equipment from other sources of supply, to some extent we will be dependent on these parties to design and manufacture items which can be operated as part of our systems. We do not have and do not expect to obtain patents for our systems because we believe that patents would not provide cost-effective protection due to the dynamic evolving nature of our technology. Instead, we rely on trade secret protection and confidentiality agreements. We have obtained United States trademark registration, but there can be no assurance that competitors will not develop competitive technology substantially similar to or better than our systems, or that competitors may not be able to use a trade name similar to ours, which could result in a loss of sales. Our current business depends on the construction industry in Metropolitan New York and Dallas, Texas, which may be subject to significant downturns from time to time, and a reduced demand for our products and services.

2. DEPENDENCE ON KEY EMPLOYEES. Our business is dependent on a nucleus of expertise provided by a group of key persons in both technical and management positions. The loss of any of these individuals or an inability to recruit persons employed by companies which may be acquired in the future could have a material adverse effect on the conduct of our business.

3. PRODUCT LIABILITY. We are engaged, to a significant degree, in the business of designing, manufacturing, installing, marketing and/or servicing systems to detect and report fires, unauthorized entries and hazardous conditions for the purpose of helping to safeguard lives and property. Should a fire or other calamity occur at a location served by our system, claims alleging that our systems or services contributed to death, personal injury or property damage could be made. Even if such claims are unwarranted, the cost of defending such litigation could adversely affect our financial condition, especially if they exceed our insurance limits.

4. COMPETITION. Our industry is highly competitive and we compete with numerous national, regional and local firms. Certain of these competitors have greater financial and business resources than we do and are better able to respond to the market and regulatory demands and trends described above. We have certain proprietary products and systems. We believe that we can effectively compete with these entities but, there can be no assurance that we will be able to do so.

5. WE MAY NOT BE ABLE  TO  FULLY  REALIZE  THE  REVENUE  VALUE  REPORTED  IN OUR
BACKLOG. We have a backlog of work to be completed on contracts. Backlog develops as a result of new business taken, which represents the revenue value of new project commitments received by us during a given period. Backlog consists of projects which have either (i) not yet been started or (ii) are in progress and are not yet complete. In the latter case, the revenue value reported in backlog is the remaining amount that has not yet been completed. From time to time, projects are cancelled that appeared to have a high certainty of going forward at the time they were recorded as new business taken. In the event of a project cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenues reflected in our backlog. If we were to experience significant cancellations or delays of projects in our backlog, our financial condition would be adversely affected.

6. WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE. We do not intend to pay any cash dividends on our common stock in the foreseeable future. Payment of such cash dividends would, in any event, be prohibited or limited under the terms of our line of credit with Citizens Business Credit Company.

7. THE MARKET PRICE OF OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS FROM TIME TO TIME. The market price for our common stock and for securities of similar companies have from time to time experienced significant price and volume fluctuations that are unrelated to operating performance. Factors which may affect our market price include: (i) market conditions in the industries in which we operate; (ii) competition; (iii) sales or the possibility of sales of our common stock; (iv) our results of operations and financial condition; and (v) general economic conditions. Furthermore, the stock market has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These market fluctuations may also adversely affect the market price of our common stock.

8. COMMERCIAL REAL ESTATE MARKETS AND GOVERNMENT SPENDING. Our business is dependent upon the commercial real estate markets in the New York metropolitan area and Dallas, Texas, as well as government spending in those areas. We market products for new construction, retrofit and other projects and any downturn in any of these areas, including government related projects like schools and transit facilities could adversely affect our financial performance and condition.


     FORWARD-LOOKING STATEMENTS

     Synergx Systems Inc. makes statements in this Prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of
1934. The Private Securities Litigation Reform Act of 1995 contains the safe harbor provisions that cover these forward-looking statements. We are including this statement for purposes of complying with these safe harbor provisions. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including, among other things:

     . the continued availability of financing in the amounts, at the times and on the terms required to support our future business;

     .    uncertain market acceptance of our products;

     .    competition; and

     .    reliance on key personnel.

     Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this document may not occur.


     USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of common stock by the selling security holders.


     SELLING SECURITY HOLDERS

     The shares of common stock offered herein include 170,000 shares underlying warrants which were issued in connection with a private placement completed in September 2002.

     Absent registration under the Securities Act, the shares of common stock offered herein are subject to certain limitations on resale. The Registration Statement of which this Prospectus forms a part has been filed in satisfaction of certain registration rights we granted to the individuals and entities listed below.

     The following table assumes that each of the individuals and entities listed below, with the exception of Nafund Inc., will sell all of the common stock offered herein set forth opposite such individual or entity's name. However, one or more of the individuals or entities listed below may sell only a portion or may sell none of the shares set forth opposite such individual or entity's name.


                                  Common Shares                                       Common Shares
                                  Beneficially Owned                                  Beneficially Owned
                                  Prior to the                      Number of           After the Offering
                                  Offering                          Shares to
                                 ___________________                 be Sold         ____________________
                                 Number        Percent               in the       Number of     Percent
                                of Shares      of Class             Offering      Shares        of Class
                               --------       --------             ---------     ---------     --------
Investors Money
 Management Corporation             340,000*   16.6%                340,000          0               0
Nafund Inc.                         175,000**   8.5%                100,000       75,000          3.65%
Finval SA                            85,000     4.5%                 85,000          0               0
Forvest SA                           85,000     4.5%                 85,000          0               0
Total                               685,000    30.9%                610,000       75,000          3.65%


* Includes 170,000 shares issuable upon exercise of a warrant exercisable at $1.40 per share.
** Includes 25,000 shares issuable upon exercise of a warrant exercisable at $2.30 per share.


                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be sold from time to time in one or more transactions (which may involve block transactions):

     - on Nasdaq Small Cap Market System or on such other market on which the common stock may from time to time be trading;

     -    in privately-negotiated transactions;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;


     -    through the writing of options on the shares;

     -    short sales;

     -    any combination thereof; or

     -    any other method permitted pursuant to applicable law.

     The sale price to the public may be:

     -    the market price prevailing at the time of sale;
     -    a price related to such prevailing market price;

     -    at negotiated prices; or

     - such other price as the selling stockholder determines from time to time.

     This Prospectus may be used by the individuals and entities listed above and their successors or by any broker-dealer who may participate in sales of the common stock offered herein.

     Certain of the shares may also be sold pursuant to Rule 144. Each selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if the selling stockholder deems the purchase price to be unsatisfactory at any particular time.

     Each selling stockholder or the selling stockholder's respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. No selling stockholder can assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholder. The sellers of the shares offered in this Prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     The individuals and entities listed above have agreed to pay the expenses of registering the common stock offered herein, including broker-dealer commissions, discounts or concessions and any legal fees incurred by the individuals and entities listed above in connection with sales of the common stock offered herein. Synergx and the individuals and entities listed above have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.


                                     EXPERTS

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2002 have been so incorporated in reliance on the report of MARCUM & KLIEGMAN LLP , independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.



                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock will be passed upon for Synergx by Dolgenos Newman & Cronin LLP, New York, New York.

                          STATEMENT OF INDEMNIFICATION

     The Company's Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for the breach of his or her fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law ("DGCL"), however, this provision does not eliminate or limit the liability of a director of the Company
(i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) for any improper benefit.

     This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or our stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Section 145 of the Delaware law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Our By-laws provide that we shall, subject to limited exceptions, indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware Law. Our By-laws provide further that we shall have the power to indemnify our other officers, employees and other agents as set forth in the Delaware law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law.

     We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, we have purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, Synergx has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

     Statements made in this Prospectus concerning the contents of any contract or other documents are not necessarily complete. With respect to each contract or other document filed as an appendix to the Registration Statement, reference is hereby made to that appendix for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.




     INCORPORATION OF INFORMATION WE FILE WITH THE SEC The SEC allows us to "incorporate by reference" the information we file with them, which means:

     .    incorporated documents are considered part of the Prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede the Prospectus.

     We are incorporating by reference the documents listed below which were filed with the SEC under the Exchange Act:

     . Annual Report on Form 10-KSB for the year ended September 30, 2002 and documents incorporated by reference in such report;

     .    Quarterly Report on Form 10-QSB, filed February 14, 2003

     .    Quarterly Report on Form 10-QSB, filed May 14, 2003


     We also incorporate by reference each of the following documents that we will file with the SEC after the date of the Prospectus but before the end of the offering:

     .    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of these filings, at no cost, by contacting us at the following address or phone number:

           Synergx Systems Inc.
           Attn:  Mr. John A. Poserina
           Chief Financial Officer
           209 Lafayette Drive
           Syosset, NY 11791
           Telephone:(516) 433-4700

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling securityholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

     This Prospectus is part of a Registration Statement we filed with the SEC (Registration No. 338 - ________).


      =====================================================================

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date shown on the cover page.


                                 610,000 Shares



                              SYNERGX SYSTEMS INC.



                                  Common Stock




                              --------------------

                                   Prospectus
                              --------------------





                                 June ___, 2003

     =====================================================================

                                     PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions. Pursuant to the terms of the Registration Agreement between the Company and the Selling Stockholders, Synergx is not responsible for any of the fees listed. All amounts are estimates except the registration fee.

                                                         Amount to be
                                                            Paid
                                                         ------------

SEC Registration Fee. . . . . . . . . . . . . . .   $        135.00
Printing and EDGAR . . . . . . . . . . . . . . . .         3,000.00
Legal Fees and Expenses . . . . . . . . . . . . .         10,000.00
Accounting Fees and Expenses. . . . . . . . . . .          3,000.00
Blue Sky Fees and Expenses. . . . . . . . . . . . .        1,000.00
Transfer Agent and Registrar Fees.. . . . . . . .          1,000.00
Miscellaneous . . . . . . . . . . . . . . . . . .          2,500.00
                                                         ----------
        Total . . . . . . . . . . . . . . . . . .    $    20,635.00
                                                         ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Our Certificate of Incorporation contains a provision eliminating director liability to Synergx and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (i) for any breach of such director's duty of loyalty to Synergx or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or a stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.


     Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Synergx's By-laws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. Synergx's By-laws provide further that Synergx shall have the power to indemnify its other officers, employees and other agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

     Synergx has entered into agreements with certain of its directors and officers pursuant to which Synergx has agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, Synergx has purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Synergx pursuant to these provisions, or otherwise, Synergx has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.




ITEM 16.  EXHIBITS


Exhibit          Description
-------          -----------

4.1  Form of Registration Agreement

5.1 Opinion of Dolgenos Newman & Cronin LLP as to the legality of the Offered Shares being registered.

23.1 Consent of MARCUM & KLIEGMAN LLP , Independent Certified Public Accountants

23.3 Consent of Dolgenos Newman & Cronin LLP (Included in Exhibit 5.1)

24.1  Power of Attorney (Included on the Signature Page)

--------------------------------------------------------------------------------


ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on June 3, 2003.

                              SYNERGX SYSTEMS INC.

                      By:   /s/DANIEL S. TAMKIN
                            ----------------------------------------
                            Daniel S. Tamkin
                            Chairman and Chief Executive Officer


     POWERS OF ATTORNEY Each person whose signature appears below hereby appoints Daniel S. Tamkin and John A. Poserina and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ DANIEL S. TAMKIN                                            June 3, 2003
--------------------------------------
Daniel S. Tamkin
Chairman and Chief Executive Officer
(Principal Executive Officer)


/s/ JOSEPH VITALE                                               June 3, 2003
------------------------------
Joseph Vitale, Director


/s/ JOHN A. POSERINA                                            June 3, 2003
------------------------------
John A. Poserina, Chief Financial Officer,
(Principal Financial Officer and Principal
Accounting Officer), Director


/s/ HENRY SCHNURBACH                                            June 3, 2003
------------------------------
Henry Schnurbach, Director


/s/ DENNIS P. McCONNELL                                         June 3, 2003
------------------------------
Dennis P. McConnell, Director


/s/ MARK LITWIN                                                 June 3, 2003
------------------------------
Mark Litwin, Director


/s/ J.IAN DALRYMPLE                                             June 3, 2003
------------------------------
J. Ian Dalrymple, Director